                                                                     Exhibit 4.1

Number *__*                                                  Shares  * _______ *

                                                 SEE REVERSE FOR IMPORTANT
                                                 NOTICE ON TRANSFER RESTRICTIONS
                                                 AND OTHER INFORMATION

                            NNN APARTMENT REIT, INC.
          a Corporation Formed Under the Laws of the State of Maryland

     THIS CERTIFIES THAT **__________________** is the owner of **___________________ (______)** fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of NNN Apartment REIT, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter ("Charter") and Bylaws of the Corporation and any amendments thereto.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED
      -------------------------------


                                                                          (SEAL)
-------------------------------------   ----------------------------------
Andrea R. Biller                        Louis J. Rogers
Secretary                               President and Chairman of the Board

                                IMPORTANT NOTICE

     The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

     The charter, including a full statement about certain restrictions on transferability, will be furnished to each stockholder of the Corporation on request and without charge.

     The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, no Person: (a) may Beneficially Own or Constructively Own shares of the Corporation's Common Stock in excess of 9.9% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.9% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being "closely held" under
Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (d) other than as provided in the Corporation's Charter, may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons; or (e) Beneficially Own shares of Capital Stock of the Corporation that would result in 25% or more of any class of Capital Stock of the Corporation being Beneficially Owned by one or more ERISA Investors. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge directed to the Secretary of the Corporation at its principal office.

     The Shares have not been registered under the Securities Act of 1933, as amended, nor under the applicable securities act of any state, but have been issued in reliance upon exemptions from registration contained in said at and such state securities laws. No sale, offer to sell or other transfer of the Shares may be made unless a registration statement under said act is in effect with respect to the securities, or an exemption from the registration provisions of such act is then in fact applicable.

          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                                   ----------

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common           UNIF GIFT MIN ACT _____________ Custodian _____________
     TEN ENT - as tenants by the entireties                      (Custodian)               (Minor)
     JT TEN  - as joint tenants with right    under Uniform Gifts to Minors Act of __________________
               of survivorship and not as                                              (State)
               tenants in common

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE) ____________________ (___________) shares of Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.

Dated
      -------------------------------


                                        ----------------------------------------
                                        NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.